PNM Resources, Inc.
414 Silver Avenue., SW
Albuquerque, NM 87102-3289
PNM Resources.com

EXHIBIT 5.1

May 16, 2023

PNM Resources, Inc.
414 Silver Avenue, SW
Albuquerque, New Mexico 87102-3289

Ladies and Gentlemen:

I, as Associate General Counsel, am acting as counsel for PNM Resources, Inc., a New Mexico corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-8 (the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of 2,500,000 of shares of the Company’s common stock, no par value per share (the “Common Stock”), to be offered under the PNM Resources, Inc. 2023 Performance Equity Plan (the “Plan”). The shares of Common Stock that may be issued under the Plan are referred to herein as the “Shares.”

This opinion is being furnished to you at your request in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as I have deemed necessary or advisable for the purposes of rendering the opinions set forth herein, including (i) the corporate and organizational documents of the Company, including the Articles of Incorporation, as amended to date (the “Articles”), and the Bylaws of the Company, as amended to date (the “Bylaws”), (ii) minutes and records of the corporate proceedings of the Company, including certain resolutions adopted by the Board of Directors of the Company, (iii) the Registration Statement and exhibits thereto, including the Prospectus comprising a part thereof (the “Prospectus”), and (iv) the Plan.

For purposes of the opinions expressed below, I have assumed without verification (i) the authenticity of all documents submitted to me as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by me, (v) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof, and (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates I have reviewed.

As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

I have further assumed that (i) the Company will continue to be validly existing and in good standing under the laws of the State of New Mexico and has, and will continue to have, all requisite power and authority to enable it to execute, deliver and perform its obligations with respect to the relevant Shares and the related documents, including the Plan, (ii) the Registration Statement and any amendment thereto will have become effective under the Act (and will remain effective under the Act at the time of issuance of the Shares thereunder), (iii) any prospectus supplement or term sheet describing the Shares will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission, and (iv) the Board of Directors of the Company, an authorized committee thereof or appropriate officers of the Company will have taken all necessary corporate action with respect to the issuance of the Shares, the instruments pursuant to which they are duly authorized and established and related matters.

In addition, I have assumed that the terms of the Shares will have been established so as not to, and that the execution and delivery by the Company of, and the issuance of the Shares in accordance with the provisions of the Plan, will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company or its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

I am a member of the bar of the State of New Mexico and am not purporting to be an expert on, or generally familiar with, or qualified to express legal conclusions based upon, laws of any state or jurisdiction other than the State of New Mexico and I express no opinion as to the effect of the laws of any other jurisdiction or as to the securities or blue sky laws of any state (including, without limitation, New Mexico), municipal law or the laws of any local agencies within any state (including, without limitation, New Mexico). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based on the foregoing and in reliance thereon, and subject to the limitations, qualifications, assumptions, exceptions and other matters set forth herein, I am of the opinion that:

1.The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Mexico.

2.The Shares have been duly authorized and, when issued in accordance with the terms of the Plan and the instruments executed thereunder, the Shares will be validly issued, fully paid and non-assessable.

In addition to the qualifications set forth above, and without limiting the generality of such qualifications, the opinion contained herein is also subject to the following:

a.Enforceability may be limited (i) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors’ rights, (ii) by general equitable principles, whether applied in law or in equity, or (iii) by the doctrine of commercial reasonableness.

b.I express no opinion as to the availability of specific performance or injunctive relief in any proceeding to enforce, or declare valid and enforceable, any of the Shares.

c.Enforceability may be limited to the extent that remedies are sought with respect to a breach that a court concludes is not material or does not adversely affect the parties seeking enforcement and I express no opinion with respect thereto.

d.Enforceability may be limited by any unconscionable or inequitable conduct upon the part of any party, defenses arising from the failure of any party to act in accordance with the terms and conditions of the Plan or defenses arising as a consequence of the passage of time or defenses arising as a result of any party’s failure to act reasonably or in good faith and I express no opinion with respect thereto.

e.I express no opinion as to the enforceability of any of the Shares the performance of which by the Company would be prohibited by federal law or the law of any state other than New Mexico or the rules of a securities exchange.

My opinion is as of the date hereof and I have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to my attention and I disavow any undertaking to advise you of any changes in law.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption “Legal Matters” in the Registration Statement. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Act, or the General Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

By:    /s/ LEONARD D. SANCHEZ
    Leonard D. Sanchez
    Associate General Counsel
    PNM Resources, Inc.

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